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SCHEDULE 14A

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Analogic Corporation (“Analogic”) by ANLG Holding Company, Inc. (“Parent”) and AC Merger Sub, Inc. (the “Merger Sub”) pursuant ot the terms of an Agreement and Plan of Merger, dated April 10, 2018, by and among Analogic, Parent and the Merger Sub:

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EDITED TRANSCRIPT

EVENT DATE/TIME: APRIL 10, 2018 / 9:00PM GMT

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APRIL 10, 2018 / 9:00PM, ALOG - Analogic Corp to be Acquired by an Affiliate of Altaris Capital Partners LLC - M&A Call

CORPORATE PARTICIPANTS

Bernard C. Bailey Analogic Corporation - Chairman

Fred B. Parks Analogic Corporation - President, CEO & Director

Joseph E. Whitters Analogic Corporation - Independent Director

Mark Namaroff Analogic Corporation - Senior Director of IR & Corporate Communications

CONFERENCE CALL PARTICIPANTS

Anthony Charles Petrone Jefferies LLC, Research Division - Equity Analyst

Lawrence Scott Solow CJS Securities, Inc. - MD

PRESENTATION

Operator

Good afternoon, and welcome to Analogic Corporation’s conference call regarding the announcement of Analogic entering into an agreement to be acquired by Altaris Capital Partners.

I’d like to remind everyone that a supplementary presentation will be used during today’s call which can be downloaded from the company’s IR website at investor.analogic.com.

It is now my pleasure to turn the call over to Mr. Mark Namaroff, the Senior Director of Investor Relations.

Mark Namaroff - Analogic Corporation - Senior Director of IR & Corporate Communications

Thank you. Good afternoon, everyone, and welcome to Analogic’s conference call regarding Analogic entering into an agreement to be acquired by an affiliate of Altaris Capital Partners.

Joining me on the call today are Bernard Bailey, Chairman of the Board and Chair of our Strategic Alternatives Committee; Joe Whitters, Director and member of Strategic Alternatives Committee; Fred Parks, President, CEO and Director; and John Fry, Senior Vice President and General Counsel.

Earlier today after the market closed, we issued a press release announcing the signing of a merger agreement with an affiliate of Altaris Capital Partners. If you have not yet downloaded the press release, you could do so via our website at investor.analogic.com.

Analogic plans to file with the Securities and Exchange Commission and mail to its stockholders a proxy statement in connection with the transaction. The proxy statement will contain important information about Altaris, Analogic, the transaction and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Altaris and Analogic through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from Analogic by contacting the Investor Relations department via e-mail at investorrelations@analogic.com or by calling (978) 326-4058.

Analogic and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger argument. For information regarding Analogic’s directors and executive officers, it is contained in Analogic’s Form 10-K for the year ended July 31, 2017, and its proxy statement dated November 2, 2017, which are filed with the SEC.

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APRIL 10, 2018 / 9:00PM, ALOG - Analogic Corp to be Acquired by an Affiliate of Altaris Capital Partners LLC - M&A Call

Additional information regarding the direct and indirect interest of Analogic’s directors and executive officers and a proposed transaction will be included in the proxy statement when it is filed with the SEC.

Before I turn the call over to Bernard Bailey, I would like to remind everyone that today’s call may include forward-looking statements such as comments about our plans, expectations and projections. For more information on the risks and other factors that could cause our actual results to differ significantly from our forward-looking statements, please refer to our most recent Form 10-K and 10-Q on file with the SEC. For more information on risks associated with the proposed merger, please see today’s press release.

And now, I’d like to turn the call over to our Chairman, Bernard Bailey.

Bernard C. Bailey - Analogic Corporation - Chairman

Thank you, Mark.

I want to thank all of you for joining us today. I’m very pleased to be here to discuss today’s announcement. As you are all well aware, today we made an exciting announcement. Analogic has entered into an agreement to be acquired by an affiliate of Altaris Capital Partners. As the chair of the Analogic board, and a member of the board’s Strategic Alternative Committee, it was important to me to participate in this call and reiterate our continued commitment to maximizing shareholder value. I can speak for my fellow numbers of the Strategic Alternatives Committee as well as the entire board when saying we strongly believe this transaction is in the best interest of the company’s stockholders.

The topics that we aim to clarify in today’s call are: first of all, why we set out to embark on a strategic review process in the first place; next, to provide you detail about the strategic review process itself; and ultimately, why we strongly believe that this transaction is not only in the best interest of the company’s stockholders, but why a transaction with a buyer with strategic assets like Altaris’ provides the maximum value for Analogic’s stockholders.

Fred and I will cover all these topics in our prepared remarks and then open the floor to questions. I’ll caveat that while we will not be in a position to answer every potential question today, further details regarding the process will be available when our proxy statement is filed with the Securities and Exchange Commission which is expected in the coming weeks.

So if you’d now turn to Slide 4. First, I’d like to provide some context surrounding the board’s decision in June of 2017 to create strategic alternatives as outlined on the slide. For those of you who know us, Analogic’s 3 business units Medical Imaging, Security and Ultrasound present a range of business models and investment needs, each of which is subject to its own market conditions.

Ten months ago, when the board first announced that we were exploring strategic alternatives, it was done with the intention of looking to maximize long-term shareholder value. This decision was catalyzed by inconsistent delivery of value creation. The impetus behind this decision was driven by 6 major factors. Given the increasing competitive markets that we serve, we have been focused on the need to achieve greater scale in order to generate sustained profitable growth. Additionally, while the board fully believes in Analogic’s products, markets and technologies, there are real-world challenges associated with the commercialization of these products into the marketplace. Among these challenges are the timely introduction of new products as well as the continued strategic investments required to develop new channels to market. At a macro level, there are trends impacting the medical imaging marketplace, including the uncertainty and maturation of the medical imaging industry which dampens our growth opportunities. Additionally, global competition in our industry continues to intensify as various players introduce new products to the market and through new channels.

You would expect in maturing markets that we’re seeing increased consolidation, especially in Security, which highlights the need for scale. Analogic is a valuable asset, with a strong management team that has been leading the implementation of our strategies with an emphasis on the core markets addressed by the company while at the same time pursuing growth opportunities. While many of our strategies have resulted in increasing shareholder value some of them have not. The actions we have taken over the past 18 months have focused on the greatest benefits to our stockholders.

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APRIL 10, 2018 / 9:00PM, ALOG - Analogic Corp to be Acquired by an Affiliate of Altaris Capital Partners LLC - M&A Call

Turning to Slide 5. Today’s announcement represents the culmination of a 10-month comprehensive strategic review process that was publicly announced by the company on June 6, 2017. In September, the company announced that it had engaged Citi as its financial adviser and had initiated a sale process. To lead this process, in October, the company’s Board of Directors formed a Strategic Alternatives Committee comprised of 3 independent directors. The process involved direct outreach to potential financial and strategic buyers as well as responses to inbound expressions of interest. The company was ultimately in contact with 75 parties, both domestically as well as and internationally. The Strategic Alternatives Committee and Board considered a comprehensive range of alternatives, including the sale of the entire company, separating the company’s 3 business units as well as the continued short- and long-term operation of the company on a stand-alone basis. The process culminated with the board’s determination that the Altaris transaction presented the best combination of certainty and value for stockholders.

Let’s turn now to Slide 6 for more on the range of alternatives that were considered. As previously mentioned, the Strategic Alternatives Committee, working closely with the entire board, considered a comprehensive range of alternatives, including the sale of the entire company, separating the company’s 3 businesses units and the continued short- and long-term operation of the company as a stand-alone.

Regarding the separation of our businesses, a breakup would not be competitive with the Altaris proposal due to the implicit value leakage associated with tax laws and potential stranded costs. The alternative would also add complexity and execution risk.

Continued operation of the company on a stand-alone basis was also given careful consideration. However, for the reasons outlined earlier on Slide 4 the various market factors and risks deemed this to be a less attractive alternative when compared to the Altaris transaction.

Of all the options, none of these alternatives provided the combination of value and certainty represented by the Altaris proposal.

Let me now turn the call over to Fred who will talk about the details of the transaction.

Fred B. Parks - Analogic Corporation - President, CEO & Director

Thank you, Bernard.

As a board member and CEO of Analogic, I’m pleased to walk through the details of this transaction.

We entered into a merger agreement, under which Analogic will be acquired by Altaris for $84 per share in cash and approximately — or approximately $1.1 billion on a fully diluted basis.

The transaction represented 25% premium to Analogic’s closing share price of $67.45 on June 7, 2017, the day after which we announced the third quarter 2017 earnings results and the strategic alternatives review.

Given that the announcement of the strategic review process was coupled with new information regarding the company’s prospects, we think this is an appropriate reference point for evaluating the premium.

On June 6, 2017, the last trading day prior to this announcement, Analogic’s stock price closed at $74.60. Notably, we are all well aware of where our stock has been trading recently and many factors have played into that, including the macro market conditions, industry trends, company performance and market speculation. What we can say is that the factors that inspired us to begin a process last year, as Bernard outlined earlier, were such that we needed to take a step back and explore strategic possibilities that are — that would maximize our shareholders’ value over the long term, consistent with the board’s fiduciary duties. And this transaction provides shareholders with immediate, substantial and certain cash.

Turning to Slide 8. Altaris brings a lot to the table. Altaris has a broad portfolio of businesses with strong technology and domain expertise in Analogic’s end markets and is uniquely positioned to enhance Analogic’s ability to deliver value to Analogic’s shareholders and innovative product technology to our customers. They have a successful track record and will enhance Analogic’s ability to execute on its growth strategy over the long term, which is imperative as we strive to be leaders in the medical and security imaging sectors.

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APRIL 10, 2018 / 9:00PM, ALOG - Analogic Corp to be Acquired by an Affiliate of Altaris Capital Partners LLC - M&A Call

Altaris is known to work with companies that deliver innovative products, technologies and solutions, and we are pleased that this company will be joining this portfolio.

Slide 9. Before we wrap up prepared remarks, let’s turn to this Slide 9, where we consolidated some key takeaways related to today’s announcement. As we have already stated, in Analogic, we have been focused on the need to achieve greater scale in order to generate sustained profitable growth, given the increasing competitive markets we serve.

As a result, last year, the board determined that it was the right step to initiate a review of strategic alternatives available at Analogic. One of the alternatives we looked at was also the short- and long-term operation of the company on a stand-alone basis. This 10-month comprehensive process resulted in a transaction which Altaris — with Altaris that provides shareholders with immediate, substantial and certain cash value. We believe this transaction represents the best combination of certainty and value for shareholders. Our board is unanimously recommending that shareholders vote in favor of the transaction. We note that the deal is expected to close in mid-2018, subject to approval from Analogic shareholders, regulators and other customary closing conditions.

As Bernard stated earlier, Analogic plans to file with the Securities and Exchange Commission and mail to its shareholders a proxy statement in connection with this transaction. The proxy statement will contain additional information about Altaris, Analogic, the transaction and other matters related to the future. I urge you all to read the proxy statement carefully.

And with that, I think we’re prepared to take questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And first we have Larry Solow with CJS securities.

Lawrence Scott Solow - CJS Securities, Inc. - MD

Could you just — just a quick clarification. I guess, so the net value of the deal is close to like $900 million, right, because you have that $200 million cash? Is that right?

Bernard C. Bailey - Analogic Corporation - Chairman

Let’s see. I think that sounds close. I think it’s probably $1.07 billion, $1.08 billion in total, rounding to $1.1 billion, minus $200 million. So I think it would be — I think you said $980 million, if I heard it right, but it’s probably $880 million-ish.

Lawrence Scott Solow - CJS Securities, Inc. - MD

Right. I said $900 million, right, so it’s a little below that.

Fred B. Parks - Analogic Corporation - President, CEO & Director

Okay, yes. Okay.

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APRIL 10, 2018 / 9:00PM, ALOG - Analogic Corp to be Acquired by an Affiliate of Altaris Capital Partners LLC - M&A Call

Lawrence Scott Solow - CJS Securities, Inc. - MD

Was there — I don’t know if you could answer, but I know you mentioned 75 parties. Were there other bids out there? Or were there other alternative bids for a portion of the company, or any color on that?

Bernard C. Bailey - Analogic Corporation - Chairman

Yes, Larry, this is Bernard Bailey. As we mentioned in the beginning, we had 75 inquiries relative to this engagement over the 10-months process. And at this time, we’re not prepared to talk about the details of all the bids around that, but we’ll certainly have that detail in the proxy statement.

Lawrence Scott Solow - CJS Securities, Inc. - MD

Okay. Is there a breakup or any reverse breakup fees or anything that you can mention? I mean, I’m sure that will be the proxy, but is there any of that?

Bernard C. Bailey - Analogic Corporation - Chairman

Yes, we have — I’m sorry, we have customary breakup fees on both sides of the party associated with this that are really within the customary limits that you’ll see in these transactions.

Lawrence Scott Solow - CJS Securities, Inc. - MD

Okay. And then just my last question is Altaris is a multiple healthcare, medical IT manufacturing. Nothing on the security side. I don’t know about their plans going forward, but perhaps did you not maximize the security piece because you weren’t selling to a security buyer per se?

Fred B. Parks - Analogic Corporation - President, CEO & Director

Larry, this is Fred. The security piece was of interest to many of the parties, including Altaris. What they intend to do with the business, I think, will be their decision later. But we do think we’ve achieved an appropriate value for the company in total, which would be also an appropriate value for security as well.

Bernard C. Bailey - Analogic Corporation - Chairman

Yes, and just to amplify on that, Larry, I think you also asked did we consider it. And the fact is that as part of our process, as I mentioned, we did look at various permutations of how to break the company up and sell off pieces of it. And as we went through that process, given the tax losses and as well as the potential for stranded costs and the execution and timing risk that are associated with that, we really came to the conclusion that the offer that was presented by Altaris presented the best overall shareholder value.

Joseph E. Whitters - Analogic Corporation - Independent Director

You started — it’s Joe Whitters. You started your question with the discussion of cash. As part of this as well, we looked at how fast can we get total value to our shareholders, and went through this in order to have, not only certainty of close, but also do it in a way that we can have a transaction done as quickly. We took all of the — not only some of the parts, stranded costs, tax leakage, special dividends, all those into account as we looked at this, and all separate pieces of the business to get the best value by far and away as it relates to the opportunity with Altaris.

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APRIL 10, 2018 / 9:00PM, ALOG - Analogic Corp to be Acquired by an Affiliate of Altaris Capital Partners LLC - M&A Call

Operator

(Operator Instructions) And our next question will come from Anthony Petrone with the Jefferies Group.

Anthony Charles Petrone - Jefferies LLC, Research Division - Equity Analyst

Congratulations. I guess, maybe just a context of the length of time of the process and just a number of conversations that were ongoing, the 75 that you disclosed. I’m just wondering the timing as to when this particular deal came together and sort of how that relates to more recently with the performance of the company was headed, which was certainly reflected in the stock price. In other words, how much was the prior 2 quarters taken into consideration in the valuation process? And then I’ll have a follow-up.

Bernard C. Bailey - Analogic Corporation - Chairman

Well, to answer the question initially, Anthony, we brought this deal to closure here in the last — actually, the board just voted on it here late today and that’s why we’re announcing it today. Having said that, we have been — as we mentioned, we put a for-sale sign out on the company back in June of 2017, brought Citi on board in September, and then formed a special Strategic Alternatives Committee in October, and then ran the process through that period. So throughout that period, of course, we made available all of the public information, obviously, to all of the buyers as well as additional information through the NDA process. So certainly, they had the opportunity and everybody did to incorporate all of that information into the final price point. And we ran that process very rigorously to make sure that all parties were familiar with all of that information. So it certainly got embedded and incorporated into the final negotiations and process.

Anthony Charles Petrone - Jefferies LLC, Research Division - Equity Analyst

And then the follow-up would be just sort of I guess the outlook for the combination of businesses, as it were, the whole notion that there was a need for greater scale and there was some internal/external business risks. And maybe just a little bit more color there. Specifically in Medical Imaging, what is the — is there any more color you can share on that particular outlook, in MRI components, or CP components for one? And then I think the expectation is the outlook for security is quite robust when you consider certainly that there are kind of tenders out there that are still to be had. So where was the business lacking in scale? And what was some of the hurdles that the company as a whole could not get beyond such that this was the better route to unleash shareholder value? Thanks, again, and congratulations.

Bernard C. Bailey - Analogic Corporation - Chairman

Thank you.

Fred B. Parks - Analogic Corporation - President, CEO & Director

So Anthony, Fred. I’m just going to give one example here, and it would be our R&D expenditures. We look at the successful — by the way, I think the people that create our technology are as good as any place anywhere, so this does not reflect on them. But from a cost structure standpoint, we have a certain expectation of what that needs to be, to be successful for our shareholders. The implication of that is that we needed more volume to support the R&D that we put in. And in some cases we could get that scale, and in many cases, we couldn’t. And as a result of that, I think, particularly in the medical components area, it’s now fairly common knowledge that the last few years have been difficult for this. You asked if we have a particular risk related to a customer, and the answer is not to my knowledge. So I don’t think that’s an issue. But scale would have been a big help here, and perhaps with Altaris and all their connections and capabilities, manufacturing and operations, we’ll be able to create that scale for the future.

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APRIL 10, 2018 / 9:00PM, ALOG - Analogic Corp to be Acquired by an Affiliate of Altaris Capital Partners LLC - M&A Call

Operator

(Operator Instructions) All right. And there are no further questions at this time. I will now turn the call back over to Bernard Bailey for closing comments.

Bernard C. Bailey - Analogic Corporation - Chairman

Great, thank you very much.

I’d like to wrap up by reiterating that today’s announcement represents the outcome of a very thorough and strategic review and analysis by our Board of Directors. The Altaris transaction provides our shareholders with an immediate substantial and certain cash value that is the best combination of certainty and value for our shareholders.

I recognize that this is an investor call, but I would be remiss in not mentioning the important role that the dedicated and passionate employees of Analogic have played for the past 50 years in getting our company to this point. On behalf of the Board of Directors, I would like to express my sincere appreciation and heartfelt thanks for their commitment and support for our continued success. The transition to a private ownership by Altaris represents a new and exciting phase in Analogic’s future growth.

So again, thank you for joining us today. We look forward to continuing an ongoing dialogue about this exciting transaction. Thank you.

Operator

For listeners who may have come in late, this call has been recorded. You can access the telephone replay by dialing 1 (877) 919-4059, or for international callers, 1 (334) 323-0140, and entering the passcode 54636553. The telephone replay will be available at that number beginning 2 hours from now and running through midnight Eastern Time, Friday, June 29, 2018. The webcast replay will be available on the Investor Relations page of our website at www.analogic.com beginning about 3 hours from now and will be available through Friday, June 29, 2018.

Thank you for joining today’s Analogic Corporation conference call. You may now disconnect.

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Forward-Looking Statements

Statements in this communication regarding the proposed transaction between Altaris and Analogic, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect Analogic’s business and the price of its common stock; the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the merger agreement by Analogic’s stockholders and the receipt of regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed merger on Analogic’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the proposed merger may disrupt Analogic’s current plans and business operations; potential difficulties retaining employees as a result of the proposed merger; risks related to the diverting of management’s attention from Analogic’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Analogic related to the merger agreement or the proposed merger; risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the SEC. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Important Additional Information Will Be Filed with the SEC

Analogic plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Altaris, Analogic, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Altaris and Analogic through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Analogic by contacting the Investor Relations department via email at investorrelations@analogic.com or by calling 978-326-4058.

Analogic and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Analogic’s directors and executive officers is contained in Analogic’s Form 10-K for the year ended July 31, 2017 and its proxy statement dated November 2, 2017, which are filed with the SEC. Additional information regarding the direct and indirect interests of Analogic’s directors and executive officers in the proposed transaction will be included in the Proxy Statement when it is filed with the SEC.